STOCK OPTION AGREEMENT
TERMS AND CONDITIONS OF STOCK OPTIONS

EXECUTION COPY

NATIONAL WATERWORKS HOLDINGS, INC.

STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this “Option Agreement”) is entered into as of March 1, 2005 by and between National Waterworks Holdings, Inc., a Delaware corporation (the “Company”), and Philip Keipp (the “Optionee”) and evidences the stock option (the “Option”) granted by the Company to the Optionee as of the Award Date and as to the number of shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), first set forth below.

Number of Shares of Common Stock:[1] 95,628		Award Date: March 1, 2005

Exercise Price per Share:[1]	$102.00	Expiration Date:[1,2] March 1, 2015

	Calculation Date:	January 1, 2005

     The Option is subject to the Terms and Conditions of Stock Options (the “Terms”) attached to this Option Agreement (incorporated herein by this reference). The Option has been granted to the Optionee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Optionee. The Option is intended as a nonqualified stock option and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Code. The parties agree to the terms of the Option set forth herein, and the Optionee acknowledges receipt of a copy of the Terms.

“OPTIONEE”	NATIONAL WATERWORKS HOLDINGS, INC.
a Delaware corporation
/s/ Philip Keipp

Signature
	By:	/s/ Harry K. Hornish, Jr.

Philip Keipp

Print Name	Its:	President and Chief Executive Officer

CONSENT OF SPOUSE

     In consideration of the Company’s execution of this Option Agreement, the undersigned spouse of the Optionee agrees to be bound by all of the terms and provisions hereof.

/s/ Carrie L. Keipp	March 1, 2005

Signature of Spouse	Date

[1]	Subject to adjustment under Section 5.1 of the Terms.

[2]	Subject to early termination under Section 5.2 of the Terms.

TERMS AND CONDITIONS OF STOCK OPTIONS

1. Vesting. The Option shall vest and become exercisable in accordance with this Section .

     1.1 Time-Based Vesting. Fifty Percent (50%) of the aggregate number of shares of Common Stock subject to the Option (“Time-Based Vesting Option Shares”) shall vest as described in the schedule below (each such date, a “Vesting Date”) as to that number of Time-Based Vesting Option Shares set forth opposite such Vesting Date:

No. of Time-Based Vesting Option
Vesting Date	Shares
On the first anniversary of the Calculation Date	12.5% of the Time-Based Vesting Option Shares
After the first anniversary of the Calculation Date through the fourth anniversary of the Calculation Date	An additional 1.0417% of the Time-Based Vesting Option Shares on the first day of each calendar month after the first anniversary of the Grant Date until 100% of the Time-Based Vesting Option Shares are vested

     1.2 Performance-Based Vesting — EBITDA. In addition to time-based vesting pursuant to Section 1.1, six and one-quarter percent (6.25%) of the aggregate number of shares of Common Stock subject to the Option (“EBITDA Option Shares”) shall vest on each December 31st, commencing on December 31, 2005 and ending on December 31, 2008 provided that the Company generates EBITDA for such calendar year in an amount equal to the Minimum EBITDA set forth below. “EBITDA” shall mean the Company’s earnings before reduction for interest, income tax, depreciation and amortization for any period calculated in the same manner as the monthly reporting package presented to the Board. Notwithstanding the foregoing, in the event that the Company exceeds the Minimum EBITDA in any successor calendar year ending on or prior to December 31, 2008, the amount of such excess may be applied to any prior year in which the Company’s EBITDA was less than the Minimum EBITDA for such year and, to the extent that adding such excess results in the Company’s EBITDA for such period to exceed the Minimum EBITDA for such year, the EBITDA Option Shares subject to vesting on the last date of such year shall be deemed vested. Notwithstanding the foregoing, in the event that the Company exceeds the Minimum EBITDA in any calendar year ending on or prior to December 31, 2007, up to $5,000,000 of such excess may be applied to the Company’s EBITDA for the calendar year immediately following such year only if the Company’s EBITDA for such immediately following year is less than the Minimum EBITDA for such year and, to the extent that adding up to $5,000,000 of such excess results in the Company’s EBITDA for such immediately following year to exceed the Minimum EBITDA for such year, the EBITDA Option Shares subject to vesting on the last date of such year shall be deemed vested.

Calendar Year	Minimum EBITDA
2005	$130,100,000
2006	$136,600,000
2007	$143,400,000
2008	$150,600,000

The Minimum EBITDA targets set forth above shall be appropriately adjusted by the Board of Directors of the Company (the “Board”) for acquisitions made by the Company (whether by purchase of assets, merger or otherwise) and such adjustments shall take into account the pro forma annual EBITDA of any acquired business. For purposes of clarity, EBITDA calculations shall not be reduced by the amounts paid by the Company under that certain Management Agreement by and among the Company, J.P. Morgan Partners, LLC and THL Managers V, LLC dated November 22, 2002.

     1.3 Performance-Based Vesting — Net Working Capital Percentage. In addition to time-based vesting pursuant to Section 1.1 and EBITDA performance-based vesting pursuant to Section 1.2, six and one-quarter percent (6.25%) of the aggregate number of shares of Common Stock subject to the Option(“Net Working Capital Option Shares”) shall vest on each December 31st, commencing on December 31, 2005 and ending on December 31, 2008 provided that the Company achieves a Net Working Capital Ratio (as defined below) for such calendar year not to exceed the Maximum Net Working Capital Ratio set forth below.

Calendar Year	Maximum Net Working Capital Percentage
2005	13.3%
2006	13.2%
2007	13.1%
2008	13.0%

The Maximum Net Working Capital Ratio shall be subject to appropriate adjustment by the Board in the event that the Company acquires any business(es) with an aggregate purchase price in excess of $10,000,000 (including any earnout components, etc.).

"Net Working Capital Ratio” shall equal the simple average of the Monthly Net Working Capital Ratios (as defined below) during such calendar year. The “Monthly Net Working Capital Ratios” shall equal a fraction, the numerator of which is the Net Working Capital (as defined below) calculated on the last day of such calendar month, and the denominator of which is the product of twelve (12) and the Net Sales (calculated in accordance with past practice ) generated by the Company during such calendar month. “Net Working Capital” shall mean the excess of (i) the sum of the Company’s accounts receivables and inventory over (ii) the Company’s accounts payable, each as calculated in accordance with past practice.

     1.4 Accelerated Vesting. Notwithstanding the vesting terms set forth in Sections 1.2 and 1.3 above, 100% of the EBITDA Option Shares and 100% of the Net Working Capital Option Shares shall automatically and immediately vest upon the first to occur of the following:

(a)	the consummation of a Company Sale in which either (i) the price per share of the Company’s common shares or (ii) the amount distributed per share of the Company’s common shares, in either case, exceeds (x) one and one half times the Exercise Price if such Company Sale closes on or before the two year anniversary of the Calculation Date, (y) two times the Exercise Price if such Company Sale closes after the two year anniversary of the Calculation Date but on or before the four year anniversary of the Calculation Date, or (z) two and one half times the Exercise Price if such Company Sale closes after the four year anniversary of the Calculation Date; or

(b)	following an IPO, the average closing price of the Company’s common stock (as quoted on the Composite Tape of the principle national securities exchange or furnished by the NASD, as applicable) for a consecutive 180 trading day-period exceeds two and one half times the Exercise Price.

     In the event that the vesting of the EBITDA Option Shares and Net Working Capital Option Shares accelerates as result of clause (a), the EBITDA Option Shares and Net Working Capital Option Shares shall be deemed to vest immediately prior to the consummation of the Company Sale. “Company Sale” means the sale of the Company or National Waterworks, Inc. (“NWI”) to one or more independent third parties, pursuant to which such party or parties acquire (1) capital stock of the Company possessing the voting power to elect a majority in voting power of the Board or the Board of Directors of NWI (whether by merger, consolidation or issuance, sale, or transfer of the Company’s capital stock) or (2) all or substantially all of the Company’s assets determined on a consolidated basis. “IPO” means a public offering of the Company’s common stock in connection with, or following, which the Company’s common stock will be registered under the U.S. Securities Exchange Act of 1934, as amended, and will be listed or quoted on a recognized national securities exchange or in the NASDAQ National Market Quotation System.

     In the event that the Optionee ceases to be employed by the Company or any of its subsidiaries for any reason, then (i) all Time-Based Vesting Option Shares shall cease vesting effective as of the Severance Date (as defined in Section 5.3) and (ii) in the event that the Company achieves Minimum EBITDA and/or achieves a Net Working Capital Ratio not to exceed the Maximum Net Working Capital Ratio, as the case may be, with respect to the year in which such termination occurs, the EBITDA Option Shares or Net Working Capital Option Shares, as the case may be, for such year multiplied by a fraction, the numerator of which shall equal the number of whole months during such year that the Optionee remained employed with the Company and the denominator of which is 12, shall be deemed vested as of the end of such year. Notwithstanding the foregoing or the vesting terms set forth in Sections 1.1, 1.2 and 1.3 above, upon the Optionee’s termination without Cause within twelve (12) months after the consummation of a Company Sale, all Time-Based Vesting Option Shares subject to vesting pursuant to Section 1.1 shall automatically and immediately vest.

     Notwithstanding the vesting terms set forth in Sections 1.2 and 1.3 above, if the Optionee remains employed by the Company or any of its subsidiaries from the Calculation Date through the eighth anniversary of the Calculation Date, 100% of the EBITDA Option Shares and 100% of the Net Working Capital Option Shares shall automatically and immediately vest on the eighth anniversary of the Calculation Date.

2. Limits on Exercise.

     As set forth in the Option Agreement, the Option may be exercised only to the extent the Option is then vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Optionee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option

3. No Employment or Service Commitment.

     The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below.

     Nothing contained in this Option Agreement constitutes an employment or service commitment by the Company, confers upon the Optionee any right to remain in the employ or service of the Company, interferes in any way with the right of the Company at any time to terminate such employment or service, or affects the right of the Company to increase or decrease the Optionee’s other compensation; subject in each case to any independent right of the Optionee under a separate employment or service contract other than this Option Agreement.

4. Exercise of Option.

     4.1 Method of Exercise. The Option shall be exercisable by the delivery to the Secretary of the Company of a written notice stating the number of shares of Common Stock to be purchased pursuant to the Option and accompanied by:

•	delivery of an executed Exercise Agreement in substantially the form attached hereto as Exhibit A or such other form as from time to time may be required by the Company (the “Exercise Agreement”);

•	payment in full for the Exercise Price of the shares to be purchased in one of the forms set forth under Section 4.2;

•	satisfaction of the tax withholding provisions of Section 4.3; and

•	any written statements or agreements required pursuant to Section 8.

     4.2 Payment of Exercise Price. The Exercise Price of the shares to be purchased will be paid in full at the time of each purchase in one or a combination of the following methods:

•	in cash or by electronic funds transfer;

•	by certified or cashier’s check payable to the order of the Company;

•	by notice and third party payment in such manner as may be authorized by the Company;

•	subject to the proviso below and the approval of the Company’s Board at the time, by the delivery of shares of Common Stock already owned by the Optionee, provided that any shares of Common Stock delivered that were initially acquired from the Company upon exercise of a stock option must have been owned by the Optionee at least six (6) months as of the date of delivery.

Shares of Common Stock used to satisfy the Exercise Price will be valued at their fair market value on the date of exercise. “Fair Market Value” on any date means:

•	if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

•	if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;

•	if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or

•	if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Company in good faith at such time for such purpose.

     4.3 Tax Withholding. Upon any exercise, vesting, or payment of the Option, the Company shall have the right at its option to:

•	require the Optionee (or his personal representative or his beneficiary, in the case of the Optionee’s disability or death, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to the Option event or payment; or

•	reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy such withholding obligation.

In no event will the value of any shares withheld exceed the minimum amount of required withholding under applicable law.

5. Adjustments; Early Termination.

     5.1 Adjustments. Upon or in contemplation of a Company Sale or an IPO, the Board may, but shall not be obligated to, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

•	proportionately adjust any or all of (a) the number of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of the Option, and (b) the Exercise Price of the Option, or

•	make provision for a cash payment or for the substitution or exchange of the Option or the cash, securities or property deliverable to the Optionee based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

     In connection with either a Company Sale or an IPO, the Company may, but shall not be obligated to, take such action prior to such event to the extent that the Company deems the action necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. Subject to the Expiration Date of the Option or any earlier termination of the Option pursuant to Section 5.3, to the extent practicable, the Company may, but shall not be obligated to, take such actions as are necessary to cause this Option Agreement to survive the consummation of an IPO.

     5.2 Possible Early Termination of Option. To the extent the Option is vested and not exercised in connection with or prior to (a) a dissolution of the Company, (b) an event described in Section 5.1 that the Company does not survive, or (c) the consummation of a Company Sale, the Option shall terminate, subject to any provision that has been made by the Company through a plan of reorganization or otherwise for the substitution, assumption, exchange or other settlement of the Option.

     5.3 Termination of Option Upon a Termination of the Optionee’s Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2, if the Optionee’s services to the Company terminate for any reason:

•	the Optionee will have until the date that is 30 days from the date his or her services to the Company terminate (the “Severance Date”) to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date;

•	the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date; and

•	the Option, to the extent exercisable for the 30-day period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 30-day period.

     If the termination of the Optionee’s services to the Company is a result of the Optionee’s death or permanent and total disability, as determined by the Company in its discretion, then the 30-day period reference in the preceding paragraph shall be extended to 180 days from the Severance Date, subject to earlier termination of the Option on the Expiration Date of the Option or as contemplated by Section 4.2. If the termination of the Optionee’s services to the Company is a result of a termination by the Company for Cause, then the Option will terminate on the Severance Date, whether or not the Option is then vested.

     "Cause” shall mean (i) the failure by the Optionee to perform such duties as are reasonably requested by the Board which is not cured within thirty (30) days of receipt by the Optionee of written notice detailing the same from the Board, (ii) the Optionee’s willful disregard of his duties or failure to act, where such action would be in the ordinary course of the Optionee’s duties, (iii) the failure by the Optionee to observe all written material Company policies and written material policies of all Affiliates of the Company generally applicable to executives of the Company and/or its Affiliates of which the Optionee has notice, (iv) gross negligence or willful misconduct by the Optionee in the performance of his duties, (v) the commission by the Optionee of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Affiliates, or any felony or criminal act involving moral turpitude, (vi) the material breach by the Optionee of (a) this Option Agreement or (b) the Stockholders’ Agreement dated as of November 22, 2002 among the Company and the other parties thereto, as amended (the “Stockholders’ Agreement”) or (vii) chronic absenteeism. “Affiliate” means any parent corporation that owns, directly or indirectly, a majority of the voting interests in the Company (a “parent”), any entity a majority of the voting interests in which are owned, directly or indirectly, by the Company, and any entity a majority of the voting interests in which are owned, directly or indirectly, by any parent of the Company.

     The Board shall be the sole judge of whether the Optionee continues to render services to the Company, unless a service contract other than an option agreement otherwise provides. If in these circumstances the Company notifies the Optionee in writing that a termination of services of the Optionee for purposes of this Option Agreement has occurred, then (unless a service contract otherwise expressly provides), the Optionee’s termination of services for purposes of this Option Agreement shall be the date which is 10 days after the Company’s mailing of the notice.

6. Non-Transferability and Other Restrictions.

     The Option and any other rights of the Optionee under this Option Agreement are nontransferable and exercisable only by the Optionee, except as set forth below.

     The exercise and transfer restrictions set forth above will not apply to:

•	transfers to the Company;

•	the designation of a beneficiary to receive benefits if the Optionee dies or, if the Optionee has died, transfers to or exercises by the Optionee’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

•	if the Optionee has suffered a disability, permitted transfers or exercises on behalf of the Optionee by the Optionee’s duly authorized legal representative.

7. Securities Law Compliance.

     The Optionee acknowledges that the Option and the shares of Common Stock are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), based, in part, in reliance upon an exemption from registration under the Securities Act, and a comparable exemption from qualification under applicable securities laws, as each may be amended from time to time. The Optionee by executing this Option Agreement hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	The Optionee is acquiring the Option and if and when he/she exercises the Option will acquire the shares of Common Stock solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or other applicable state securities laws.

•	In evaluating the merits and risks of an investment in the Common Stock, the Optionee has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•	The Optionee is knowledgeable about the Company and has a preexisting personal or business relationship with the Company. As a result of such relationship, he/she is familiar with, among other characteristics, its business and financial circumstances and has access on a regular basis to or may request the Company’s condensed consolidated balance sheet and condensed consolidated income statement setting forth information material to the Company’s financial condition, operations and prospects.

•	The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the fair market value of the underlying shares of Common Stock to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held Company such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Optionee understands that any shares of Common Stock acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Optionee is familiar.

•	The Optionee has read and understands the restrictions and limitations set forth in the Option Agreement, the Exercise Agreement and the Stockholders’ Agreement, which are imposed on the Option and any shares of Common Stock which may be acquired upon exercise of the Option.

•	At no time was an oral representation made to the Optionee relating to the Option or the purchase of shares of Common Stock and the Optionee was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

•	The Optionee (1) has an individual net worth, or joint net worth with his or her spouse, of more than $1,000,000, (2) has had individual net income in excess of $200,000 in each of the two most recent years (or joint net income with his or her spouse in excess of $300,000 in each of those years) and reasonably expects to reach that same income level in the current year or (3) is an “Executive Officer” of the Company as defined in Rule 501(f) of the Securities Act.

8. Legal Compliance.

     The grant of the Option and the offer, issuance and delivery of shares of Common Stock in respect of the Option are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under the Option will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. No person holding shares acquired upon exercise of the Option shall sell, pledge or otherwise transfer the shares except in accordance with the express terms of this Option Agreement, the Exercise Agreement and the Stockholders’ Agreement. Any attempted transfer in violation of this Section 8 shall be void and of no effect. Without in any way limiting the provisions set forth above, no holder shall make any disposition of all or any portion of shares of Common Stock acquired under the Option, except in compliance with all applicable federal and state securities laws and unless and until:

•	there is then in effect a registration statement under the Securities Act of 1933, as amended, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

•	such disposition is made in accordance with Rule 144 under the Securities Act of 1933, as amended; or

•	such holder notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act of 1933, as amended, and will be in compliance with all applicable state securities laws.

Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Common Stock or file any registration statement under either federal or state securities laws, nor does the Company make any representation concerning the likelihood of a public offering of the Common Stock or any other securities of the Company.

     All certificates evidencing shares of Common Stock issued or delivered under the Option shall bear the legend set forth in the Exercise Agreement and/or any other appropriate or required legends under applicable laws.

9. Notices.

     Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Optionee at the Optionee’s last address on the payroll records of the Company, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Optionee is no longer an employee of the Company, shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

10. Entire Agreement.

     This Option Agreement (together with the form of Exercise Agreement attached hereto) and the Stockholders’ Agreement constitute the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Option Agreement and the Exercise Agreement may be amended only be a written instrument signed by both the Optionee and the Company. The Company may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. In the event of a conflict or inconsistency between the terms and conditions of this Option Agreement (together with the form of Exercise Agreement attached hereto) and the Stockholders’ Agreement, the terms and conditions of the Stockholders’ Agreement shall govern.

11. Charter Documents; Privileges of Stock Ownership.

     The Articles of Incorporation and By-Laws of the Company and the Stockholders’ Agreement, as each of them may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of Common Stock) or priorities, rights and preferences as to securities and interests prior in rights to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Option Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of the Option and are incorporated herein by this reference.

     Except as otherwise expressly authorized by the Company, a holder of the Option will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the holder. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

12. Governing Law; Captions; Corporate Powers; Other Benefits.

     This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of law principles thereunder. Captions and headings are given to the sections and subsections of this Option Agreement solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Option Agreement or any provision hereof.

     The existence of the Option and this Option Agreement shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     Payments and other benefits received by the Optionee made pursuant to this Option Agreement shall not be deemed a part of the Optionee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or one of its affiliates unless expressly so provided by such other plan or arrangements.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

NATIONAL WATERWORKS HOLDINGS, INC.

STOCK OPTION EXERCISE AGREEMENT

     The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Stock Option Agreement dated as of ___, 2005 (the “Option Agreement”), as follows:

•	the Purchaser hereby irrevocably elects to purchase ___shares of Class A Common Stock, $0.01 (the “Shares”), of National Waterworks Holdings, Inc., a Delaware corporation (the “Company”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $___(subject to applicable withholding taxes pursuant to Section 4.3 of the Option Agreement).

     Capitalized terms are defined in the Option Agreement if not defined herein.

     1. Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:                                                                                                                                                                                                                              .

     2. Investment Representations. The Purchaser hereby affirms as made as of the date hereof the representations in Section 7 of the Option Agreement and such representations are incorporated herein by this reference. The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

     The Purchaser also understands and acknowledges that the certificates representing the Shares will be legended as follows:

     “THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED NOVEMBER 22, 2002, AS AMENDED, AMONG NATIONAL WATERWORKS HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NATIONAL WATERWORKS HOLDINGS, INC.”

     “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

     3. Limitation on Disposition. Any transfer of the Shares must comply with (a) all applicable laws set forth in Section 8 of the Option Agreement and (b) the Stockholders’ Agreement The Shares, if a transfer thereof is otherwise permitted, shall remain subject to the lock-up restriction set forth below, the share legend requirements of Section 2 hereof and any restrictions under the Stockholders’ Agreement.

     4. Lock-Up Agreement. Neither the Purchaser nor any permitted transferee of the Purchaser may, directly or indirectly, offer, sell or transfer or dispose of any of the Shares or any interest therein (or agree to do any thereof) (collectively, a “Transfer”) during the period commencing as of 14 days prior to and ending one hundred eighty (180) days, or such lesser period of time as the relevant underwriters may permit, after the effective date of a registration statement covering any public offering of the Company’s securities of which the Purchaser has notice. The Purchaser shall agree and consent to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s securities beneficially owned by the Purchaser and shall conform the limitations hereunder by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this section shall not be construed so as to prohibit the Purchaser from participating in a registration or a public offering of the Common Stock with respect to any shares which he or she may hold at that time, provided, however, that such participation shall be at the sole discretion of the Board. To the extent that the restrictions and limitations set forth in the Stockholders’ Agreement or any other agreement to which the Optionee is a party concerning the information set forth in this Section 4 are greater than those set forth in this Option Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of the Option and are incorporated herein by this reference.

     5. Option Agreement and Stockholders’ Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Option Agreement and the Stockholders’ Agreement, which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Option Agreement and/or the Stockholders’ Agreement shall arise, the terms and conditions of the Stockholders’ Agreement and/or the Option Agreement shall govern. The Purchaser acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

“PURCHASER”	ACCEPTED BY:
NATIONAL WATERWORKS HOLDINGS, INC
By:

Signature

Its:

Print Name

Date	(To be completed by the Company after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)